                                                                   Exhibit 10.10

                     STOCK PURCHASE AND INVESTMENT AGREEMENT

         THIS STOCK PURCHASE AND INVESTMENT AGREEMENT (this "Agreement") is made and entered into as of this 17th day of December, 1993 by and among SIMULATION SCIENCES INC., a California corporation (the "Company"), the persons named as Party Shareholders in Exhibit "A" hereto (the "Party Shareholders") and NORTHERN TRUST BANK OF CALIFORNIA, N.A. as Trustee of the Simulation Sciences Inc. Employee stock Ownership Plan and Money Purchase Pension Plan (the "ESOP").

                                 R E C I T A L S

         A. The Company, certain of the Party Shareholders and certain other investors (the "Investors") are parties to that certain Convertible Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which the Investors are acquiring an aggregate of 5,000,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), and four-year warrants to purchase 1,315,789 shares of the Company's common stock (the "Warrants") pursuant to the terms of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         B. Concurrently with the purchase of the Preferred Stock and Warrants by the Investors, the ESOP desires to acquire 1,096,764.1603 shares of the Company's common stock (the "Purchased ESOP Shares") from certain of the Party Shareholders, an set forth in Exhibit "B" hereto (the "Selling Shareholders"), and the Selling Shareholders desire to sell the Purchased ESOP Shares to the ESOP, on the terms and conditions set forth herein.

         C. It is a condition to the purchase of the Purchased ESOP Shares by the ESOP that certain rights be granted to the ESOP with respect to the Purchased ESOP Shares and other shares of the Company's Common Stock currently owned or owned in the future by the ESOP (collectively with the Purchased ESOP Shares, the "Aggregate ESOP Shares"), as set forth herein and pursuant to (i) that certain Shareholders' Agreement of even date herewith (the "Shareholders' Agreement") by and among the Company, the Party Shareholders, the Investors and the ESOP, and (ii) that certain Registration Rights Agreement of even date herewith by and among the Company, the Party Shareholders, the Investors and the ESOP.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

         1.       Purchase and Sale of Purchased ESOP Shares.

                  1.1 Transfer of Shares. Each of the Selling Shareholders agrees to and does hereby sell, transfer and convey the Purchased ESOP Shares set forth opposite such shareholder's name on Exhibit B hereto, free and clear of all lions, claims and encumbrances, to the ESOP and the ESOP agrees to and does hereby purchase such Purchased ESOP Shares from each Selling Shareholder. In consideration of the sale and transfer of the Stock and in full payment therefor, the

ESOP agrees to and concurrently with the execution of this Agreement shall pay to the Selling Shareholders the aggregate purchase price of $1,000,000, payable to the Selling Shareholders in the amounts set forth on Exhibit B.

         1.2 Transfer of Certificates. Concurrently with the purchase and sale contemplated by Section 1.1 hereof, the present outstanding certificates representing the Purchased ESOP Shares registered in the respective names of the Selling Shareholders shall be cancelled and returned to the Company's stock record book and there shall be issued and delivered to the ESOP a new certificate registered in the ESOP's name for one Million Ninety-Six Thousand Seven Hundred Sixty-Four and 1,603/10,000 (1,096,764.1603) shares of the Company's Common Stock.

         1.3 Representations and Warranties of Seller. Each Selling Shareholder represents and warrants to the ESOP, severally but not jointly, that:

                  (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of California and has all corporate power and authority to conduct its business as such business is now being conducted.

                  (b) Each Selling Shareholder is the owner of the shares of the Common Stock of the Company set forth opposite such shareholder's name on Exhibit B hereto, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, and each selling Shareholder has full power and authority to transfer the shares to the ESOP.

         The representations and warranties made pursuant to this Section 1.3 shall survive the execution and delivery hereof for the shorter period of eighteen months from the date of this Agreement or the closing of a Qualified Public Offering.

         2.       Representations, Warranties and Covenants of the Company.

                  2.1 Representations ANSI Warranties. The Company hereby incorporates by reference herein as though set forth in full and restates for the benefit of the ESOP with respect to its purchase of the Purchased ESOP Shares each of the representations and warranties set forth in Article III of the Purchase Agreement. The representations and warranties made pursuant to this
Section 2.1 shall survive the execution and delivery hereof for the shorter period of eighteen months from the date of this Agreement or the closing of a Qualified Public Offering.

                  2.2 Affirmative Covenants. The Company hereby incorporates by reference herein as though set forth in full for the benefit of the ESOP with respect to its purchase of the Purchased ESOP Shares each of the affirmative covenants set forth in Section 4.1 of the Purchase Agreement, with the following changes:

                  (a) The Company's obligations shall continue for so long as such covenants are in affect with respect to the Investors.


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
                           (b) The reference to "without approval of the holders
of the Securities in accordance with Section 8.21" contained in the preamble of such section is deemed to be replaced in its entirety by the phrase "without approval of the ESOP."

                  2.3 Right to Participate in Financings. The Company hereby grants to the ESOP the right to participate in future financings of the Company such that the ESOP shall retain its then existing equity percentage of the Company on a fully diluted basis. Such right shall be on the same terms and conditions as the right granted by the Company to the Investors pursuant to
Article V of the Purchase Agreement, including, without limitation, that the Company shall deliver to the ESOP the Offer at the same time that the offer in delivered to the Investors; provided, however, that the Offer shall remain open and irrevocable to the ESOP for the shorter of ten (10) days or five (5) days after receipt of notice by the ESOP from the Company that the Investors have accepted or rejected the Offer. The Company hereby agrees to provide the ESOP written notice of the Investors' acceptance or rejection of the Offer. For purposes of such right, it is understood and agreed that the "Basic Amount" computed pursuant to such Article V shall be the portion of the offered Securities an the Aggregate ESOP Shares bears to the total number of outstanding shares of Common Stock of the Company, plus all shares of Common Stock issuable upon exercise of warrants or options or upon conversion of convertible securities of the Company, and the "Undersubscription Amount" referred to in such Article shall be and is inapplicable.

                  2.4 Contributions to 401(k) Plan. The Company shall establish a 401(k) plan for the benefit of the Company's employees on substantially the terms set forth on Schedule 2.4 attached hereto.

         3.       Miscellaneous.

                  3.1 Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice to the company at 601 South Valencia Avenue, Brea, California 92621, Attention: President, and to the other parties hereto at their respective addresses set forth in Exhibits A and B to this Agreement. Any party may at any time change the address to which notice shall be delivered by giving notice to the other parties pursuant to this Section 3.1, and such notice shall be deemed given when received by the other parties hereto.

                  3.2 Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement.

                  3.3 Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from (i) persons holding or having the right to acquire more than 50% shares held by the Party Shareholders or their permitted transferees pursuant to
Section 3 of the


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
Shareholders' Agreement, and (ii) the ESOP, and shall, in each such case, deliver copies of such consent in writing to any holders who did not execute the same.

                  3.4 Binding Effect; Assignment; Termination. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto. No party shall have the right to assign its rights hereunder without the written consent of the other parties hereto; provided, however, that the ESOP may assign its rights to the trustee of any successor plan to the ESOP. This Agreement shall terminate upon the sale or transfer of all of the ESOP's shares (including a transfer to its participants).

                  3.5 General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agree ment the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of the State of California, to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended.

                  3.6 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provision hereof continuing in full force and effect.

                  3.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

                  3.8 Attorney's Fees. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                       THE COMPANY

                                       SIMULATION SCIENCES INC.

                                       By:   /s/ Eugene L. Goda
                                             --------------------------------
                                             Eugene L. Goda, President


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
                         PARTY SHAREHOLDERS

                         /s/ Y. L. Wang
                        --------------------------------------------------------
                         Y. L. Wang, Trustee of Wang Family Trust
                         UTD July 10, 1987

                        /s/ Ellen Y. L. Wang
                        --------------------------------------------------------
                         Ellen Y. L. Wang, Trustee of Wang Family Trust
                         UTD July 10, 1987

                         /s/ N. Fred Brannock
                        --------------------------------------------------------
                         N. Fred Brannock, Trustee of Brannock Family Trust
                         UTD June 7, 1988

                         /s/ Jo Ann C. Brannock
                        --------------------------------------------------------
                         Jo Ann C. Brannock, Trust of Brannock Family Trust
                         UTD June 7, 1988

                         /s/ Vincent S. Verneuil, Jr.
                        --------------------------------------------------------
                         Vincent S. Verneuil, Jr., Trustee of Verneuil Family Trust UTD June 22, 1988

                         /s/ Mary Ann P. Verneuil
                        --------------------------------------------------------
                         Mary Ann P. Verneuil, Trustee of Verneuil Family
                         Trust June 22, 1988

                         /s/ Eugene L. Goda
                        --------------------------------------------------------
                         Eugene L. Goda

                         ESOP

                         Simulation Sciences Inc. Employee Stock Ownership Plan and Money Purchase Pension Plan

                                  By: Northern Trust Bank of California, N.A., as Trustee of the Simulation Sciences


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
                                           Inc. Employee Stock Ownership Plan
                                           and Money Purchase Pension Plan

                                           By: /s/ Katherine Russell
                                               -------------------------------
                                               Katherine Russell

                                           Its: Second Vice President
                                                ------------------------------

                                    EXHIBIT A

                           LIST OF PARTY SHAREHOLDERS

         Wang Family Trust UTD July 10, 1987
         Brannock Family Trust UTD June 7, 1988
         Verneuil Family Trust UTD June 22, 1988

         Eugene L. Goda
         c/o Simulation Sciences Inc.
         601 South Valencia Avenue
         Brea, California 92621


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
                                    EXHIBIT B

                               SELLING SHAREHOLDER

                                                 NO. OF                    PURCHASE
        SHAREHOLDER AND ADDRESS               SHARES SOLD                   PRICE
- -----------------------------------------------------------------------------------
Wang Family Trust                             438,705.6641                 400,000
UTD June 10, 1987
c/o Simulation Sciences Inc.
601 South Valencia Avenue
Brea, California 92621

Brannock Family Trust                         329,029.2481                 300,000
UTD June 7, 1988

c/o Simulation Sciences Inc.
601 South Valencia Avenue
Brea, California 92621

Verneuil Family Trust                         329,029.2481                 300,000
UTD June 22, 1988

c/o Simulation Sciences Inc.
601 South Valencia Avenue
Brea, California 92621

                                            --------------               ---------

                                            1,096,764.1603               1,000,000



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
                                  SCHEDULE 2.4

                               401(K) PLAN DESIGN

                FEATURE                               DESIGN
- -------------------------------------------------------------------------------
Eligibility                             After 1 year of service with at least
                                        1,000 hours of service actively at work
                                        unless over age 40, then eligible
                                        immediately. Allow all employees as of
                                        4/01/94 to enter immediately.

Company Match                           At the rates set out below, subject to
                                        an upper limit of 5% of the employee's
                                        base pay:

                                        Base Pay:          Company Match
                                        $0 - 25,000        100% on the $
                                        25,001-50,000       75% on the $
                                        50,001-75,000       50% on the $
                                        75,000-100,000      25% on the $

Compensation Definition                 Base pay only, exclusive of commissions,
                                        overtime allowance, bonuses and stock
                                        options

Funding the Company Match               Will be done at time payroll deduction
                                        is credited

Forfeitures                             Will occur quarterly and will be used
                                        to offset company match

Deferrals                               Can defer up to 15% of compensation

                                        Vesting 20% per year to 100% vesting at
                                        five years based on years of service not years in the plan

Rollovers from Other Plan               Rollovers will be allowed immediately
                                        upon hire

Investments                             There will be 4 investment vehicles that
                                        employees may chose to invest their
                                        contributions as well as the company
                                        match:

                                                 Fixed Income Contract (pooled)
                                                 Balance Fund
                                                 Aggressive Equity Fund
                                                 Bond Fund

                                        Investments to each fund can only be
                                        done in 10% increments

Changes                                 Changes in contribution levels, funds,
                                        etc. can be made quarterly

Cease Participation                     Employees can cease contribution at any
                                        time but will have to wait 6 months
                                        before they are allowed to re-enter the
                                        plan

                FEATURE                               DESIGN
- -------------------------------------------------------------------------------
Loans                                   Loans for a minimum of $1,000 from
                                        individual accounts will be allowed for
                                        any reason. There will be only 1
                                        outstanding loan allowed at a time.

                                        Repayment can be amortized up to 5 years unless the loan is to purchase a primary residence, then repayment may be up to 15 years.

                                        There will be a $100 processing fee
                                        charged on each loan.

Interest on Loans                       The rate will be prime + 1%

Repayment on Loans                      Repayment of loans will be payroll
                                        withdraw only

Withdrawals                             In-service withdrawals will be allowed
                                        for "hardship" only following the IRS
                                        safe harbor rules

Distributions                           Distributions upon termination will be
                                        in lump sums only



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